As filed with the Securities and Exchange Commission on November 12, 2013
File No. 001-35971

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4 to
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

ALLEGION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	98-1108930
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Block D Iveagh Court Harcourt Road Dublin 2, Ireland
(Address of principal executive offices, including zip code)

(353)(1) 2546200
(Registrant's phone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Item 1. Business
The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “Business,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information” of the Information Statement filed as Exhibit 99.1 to this Form 10 (the “Information Statement”). Those sections are incorporated herein by reference.
Item 1A. Risk Factors
The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.
Item 2. Financial Information
The information required by this item is contained under the sections “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Data,” “Capitalization,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.
Item 3. Properties
The information required by this item is contained under the section “Business - Facilities” of the Information Statement. That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management
The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.
Item 5. Directors and Executive Officers
The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.
Item 6. Executive Compensation
The information required by this item is contained under the section “Compensation Discussion and Analysis” and “Executive Compensation” of the Information Statement. Those sections are incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions, and Director Independence
The information required by this item is contained under the sections “Management” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.
Item 8. Legal Proceedings
The information required by this item is contained under the section “Business - Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.
Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Dividends,” “Compensation of Executive Officers” and “Description of Our Share Capital” of the Information Statement. Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities
The information required by this item is contained under the section “Description of Our Share Capital” of the Information Statement. That section is incorporated herein by reference.
Item 11. Description of Registrant's Securities to be Registered
The information required by this item is contained under the sections “Risk Factors,” “Dividends” and “Description of Our Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers
The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions” and “Description of Our Share Capital” of the Information Statement. Those sections are incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data
The information required by this item is contained under the sections “Unaudited Pro Forma Condensed Combined Financial Data,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Index to

Financial Statements” and the statements referenced therein of the Information Statement. Those sections are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 15. Financial Statements and Exhibits
(a) Financial Statements
The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.
(b) Exhibits
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Ingersoll-Rand plc and Allegion plc***

3.1	Form of Memorandum and Articles of Association of Allegion plc***

3.2	Certificate of Incorporation of Allegion plc***

4.1	Indenture, dated as of October 4, 2013, among Allegion plc, Allegion US Holding Company Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association***

4.2
Exchange and Registration Rights Agreement, dated as of October 4, 2013, among Allegion plc, Allegion US Holding Company Inc., the subsidiary guarantors party thereto and the Representatives of the Initial Purchasers named therein***

10.1	Form of Employee Matters Agreement between Ingersoll-Rand plc and Allegion plc***

10.2	Form of Tax Matters Agreement between Ingersoll-Rand plc and Allegion plc***

10.3	Form of Credit Agreement, among Allegion plc, Allegion US Holding Company Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and issuing banks party thereto***

10.4
Form of Guarantee and Collateral Agreement, among Allegion plc, Allegion US Holding Company Inc., the restricted subsidiaries from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent***

10.5	2013 Incentive Stock Plan***

10.6	Executive Deferred Compensation Plan***

10.7	Supplemental Employee Savings Plan***

10.8	Elected Officer Supplemental Program***

10.9	Key Management Supplemental Program***

10.10	Supplemental Pension Plan***

10.11	Senior Executive Performance Plan***

10.12	Spin-off Protection Plan***

Exhibit Number	Exhibit Description

10.13	Change in Control Severance Plan***

10.14	David D. Petratis Offer Letter, dated June 19, 2013***

10.15	Patrick S. Shannon Offer Letter, dated April 9, 2013***

10.16	Timothy P. Eckersley Offer Letter, dated October 3, 2013***

10.17	Barbara A. Santoro Offer Letter, dated April 9, 2013***

10.18	Feng (William) Yu Offer Letter, dated October 4, 2013***

10.19	Form of Transition Bonus Agreement (U.S.)***

10.20	Form of Transition Bonus Agreement (China)***

10.21	Form of Allegion plc Deed Poll Indemnity***

10.22	Form of Allegion US Holding Company, Inc. Deed Poll Indemnity***

10.23	Form of Allegion Irish Holding Company Limited Deed Poll Indemnity***

21.1	List of subsidiaries of Allegion plc***

99.1	Preliminary Information Statement of Allegion plc, subject to completion, dated November 12, 2013**

99.2	Form of Notice of Internet Availability of Information Statement Materials**

*	To be filed by amendment.
**	Filed herewith.
***	Previously filed.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLEGION PLC

By:
Name:	Patrick S. Shannon
Title:	Director
Dated: November , 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Ingersoll-Rand plc and Allegion plc***

3.1	Form of Memorandum and Articles of Association of Allegion plc***

3.2	Certificate of Incorporation of Allegion plc***

4.1	Indenture, dated as of October 4, 2013, among Allegion plc, Allegion US Holding Company Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association***

4.2
Exchange and Registration Rights Agreement, dated as of October 4, 2013, among Allegion plc, Allegion US Holding Company Inc., the subsidiary guarantors party thereto and the Representatives of the Initial Purchasers named therein***

10.1	Form of Employee Matters Agreement between Ingersoll-Rand plc and Allegion plc***

10.2	Form of Tax Matters Agreement between Ingersoll-Rand plc and Allegion plc***

10.3	Form of Credit Agreement, among Allegion plc, Allegion US Holding Company Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and issuing banks party thereto***

10.4
Form of Guarantee and Collateral Agreement, among Allegion plc, Allegion US Holding Company Inc., the restricted subsidiaries from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent***

10.5	2013 Incentive Stock Plan***

10.6	Executive Deferred Compensation Plan***

10.7	Supplemental Employee Savings Plan***

10.8	Elected Officer Supplemental Program***

10.9	Key Management Supplemental Program***

10.10	Supplemental Pension Plan***

10.11	Senior Executive Performance Plan***

10.12	Spin-off Protection Plan***

10.13	Change in Control Severance Plan***

10.14	David D. Petratis Offer Letter, dated June 19, 2013***

10.15	Patrick S. Shannon Offer Letter, dated April 9, 2013***

10.16	Timothy P. Eckersley Offer Letter, dated October 3, 2013***

10.17	Barbara A. Santoro Offer Letter, dated April 9, 2013***

10.18	Feng (William) Yu Offer Letter, dated October 4, 2013***

10.19	Form of Transition Bonus Agreement (U.S.)***

10.20	Form of Transition Bonus Agreement (China)***

10.21	Form of Allegion plc Deed Poll Indemnity***

10.22	Form of Allegion US Holding Company, Inc. Deed Poll Indemnity***

10.23	Form of Allegion Irish Holding Company Limited Deed Poll Indemnity***

21.1	List of subsidiaries of Allegion plc***

99.1	Preliminary Information Statement of Allegion plc, subject to completion, dated November 12, 2013**

99.2	Form of Notice of Internet Availability of Information Statement Materials**

*	To be filed by amendment.
**	Filed herewith.
***	Previously filed.